Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of November 25, 2018 (this “Agreement”), is entered into by and among TransMontaigne Partners L.P. (the “Partnership”), TLP Acquisition Holdings, LLC, a Delaware limited liability company (“TLP Holdings”), and TLP Equity Holdings, LLC, a Delaware limited liability company (“Equity Holdings”).

RECITALS

WHEREAS, concurrently herewith, TLP Finance Holdings, LLC, a Delaware limited liability company, TLP Holdings, TLP Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), the Partnership, TransMontaigne GP L.L.C., a Delaware limited liability company (the “Partnership GP”) and Equity Holdings, are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will be merged with and into the Partnership, with the Partnership as the sole surviving entity (the “Merger”);

WHEREAS, as of the date hereof, each of TLP Holdings and Equity Holdings is the Record Holder and beneficial owner in the aggregate of, and has the right to vote and dispose of, the number of common units representing limited partner interests in the Partnership (“Common Units”) set forth opposite its name on Schedule A hereto (the “Existing Units”);

WHEREAS, as a condition and inducement to the Partnership’s and the Partnership GP’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, TLP Holdings and Equity Holdings are entering into this Agreement; and

WHEREAS, TLP Holdings and Equity Holdings acknowledge that the Partnership and the Partnership GP are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of TLP Holdings and Equity Holdings set forth in this Agreement and would not enter into the Merger Agreement if each of TLP Holdings and Equity Holdings did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, TLP Holdings and Equity Holdings hereby agree as follows:

1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

“Covered Units” means the Existing Units of which TLP Holdings is the Record Holder or beneficial owner and the Existing Units of which Equity Holdings is the Record Holder or beneficial owner, in each case as of the date hereof, together with any Common Units of which TLP Holdings or Equity Holdings becomes the Record Holder or beneficial owner on or after the date hereof (or any Common Units with respect to which any Person as may later become party to this Agreement pursuant to Section 6(a), if applicable, becomes the Record Holder or beneficial owner on or after the date hereof).

“Covered Unitholder” means each of TLP Holdings, Equity Holdings, and each such other Person as may later become party to this Agreement as a result of becoming a Record Holder or beneficial owner of Covered Units pursuant to Section 6(a), or otherwise.

“Proxy Designee” means a Person designated by the GP Conflicts Committee by written notice to each of the parties hereto, which notice may simultaneously revoke the designation of any other Person as a Proxy Designee.

“Record Holder” has the meaning ascribed thereto in the Partnership Agreement.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

2. Agreement to Vote Covered Units. Prior to the Termination Date (as defined herein), each Covered Unitholder, severally and not jointly, irrevocably and unconditionally agrees that it shall at any meeting of the limited partners of the Partnership (whether annual or special and whether or not an adjourned or postponed meeting), however called and in connection with the Merger, appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Units (in all manners and by each applicable class) in favor of the Merger, the adoption of the Merger Agreement and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement, including the Merger. For the avoidance of doubt, no Covered Unitholder (in its capacity as a unitholder) shall be under any obligation whatsoever to require or request that the limited partners of the Partnership vote on, consent to or otherwise approve or reject any matter or issues; notwithstanding the foregoing, if any Covered Unitholder is the beneficial owner, but not the Record Holder, of any Covered Units, such beneficial owner agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or execute a consent with respect to) all of such Covered Units in accordance with this Section 2.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH COVERED UNITHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, BARRY WELCH, AND ANY OTHER PROXY DESIGNEE, EACH OF THEM INDIVIDUALLY, SUCH COVERED UNITHOLDER’S, AS APPLICABLE, PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED UNITS SOLELY IN

ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE GP CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST AND EACH COVERED UNITHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH COVERED UNITHOLDER, AS APPLICABLE, WITH RESPECT TO THE COVERED UNITS (AND EACH COVERED UNITHOLDER HEREBY REPRESENTS TO THE PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE).

(b) The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement.

4. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the mutual written agreement of the parties hereto to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 12 to 22 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.  Upon termination of this Agreement, none of the Covered Unitholders shall have any further obligations or liabilities hereunder.

5. Representations and Warranties of TLP Holdings and Equity Holdings. Each Covered Unitholder, severally (but not jointly) and making representations only as to itself, hereby represents and warrants to the Partnership as follows:

(a) Such party is the Record Holder and beneficial owner of, and has good and valid title to, its respective Covered Units, free and clear of Liens other than as created by this Agreement, the Merger Agreement or arising under generally applicable securities Laws. Such party has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Units. As of the date hereof, other than the Existing Units, such party is not the Record Holder and does not own beneficially any (i) units or voting securities of the Partnership, (ii) securities of the Partnership convertible into or exchangeable for units or voting securities of the Partnership or (iii) options or other rights to acquire from the Partnership any units, voting securities or securities convertible into or exchangeable for units or voting securities of the Partnership. The Covered Units are not subject to any voting trust agreement or other contract to which such party is a party restricting or otherwise relating to the voting or Transfer of the Covered Units. Such party has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Units, except as contemplated by this Agreement.

(b) Such party is duly organized, validly existing and in good standing under the Laws of Delaware and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by such party, the performance by such party of its obligations hereunder and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by such party and no other actions or proceedings on the part of such party are necessary to authorize the execution and delivery by such party of this Agreement, the performance by such party of its obligations hereunder or the consummation by such party of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such party and, assuming due authorization, execution and delivery by the Partnership, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such party for the execution, delivery and performance of this Agreement by such party or the consummation by such party of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such party nor the consummation by such party of the transactions contemplated hereby nor compliance by such party with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of such party, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such party pursuant to, any contract to which such party is a party or by which such party or any property or asset of such party is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such party or any of such party’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such party to perform its obligations hereunder.

(d) As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against such party or, to the actual knowledge of such party, any other Person or, to the actual knowledge of such party, threatened against such party or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the Partnership of their rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) Such party understands and acknowledges that the Partnership is entering into the Merger Agreement in reliance upon such party’s execution and delivery of this Agreement and the representations and warranties of such party contained herein.

6. Certain Covenants of TLP Holdings and Equity Holdings. Each Covered Unitholder, severally (but not jointly) hereby covenants and agrees, in each case, only on its own behalf as follows, in each case except as otherwise approved in writing by GP Conflicts Committee:

(a) Prior to the Termination Date, and except as contemplated hereby, such party shall not (i) Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Units or beneficial ownership or voting power thereof or therein (including by operation of law), (ii) grant any proxies or powers of attorney, deposit any Covered Units into a voting trust or enter into a voting agreement with respect to any Covered Units or (iii) knowingly take any action that would make any representation or warranty of such party contained herein untrue or incorrect or have the effect of preventing or disabling such party from performing its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, such party may Transfer any or all of the Covered Units, in accordance with applicable Law, to each other or any Affiliate of TLP Holdings or Equity Holdings; provided that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to the Partnership a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were a party with the obligations of a Covered Unitholder. Any Transfer in violation of this provision shall be void.

(b) Prior to the Termination Date, in the event that such party becomes the Record Holder or acquires beneficial ownership of, or the power to vote or direct the voting of, any additional Common Units or other voting interests with respect to the Partnership, such Covered Unitholder, will promptly notify the Partnership of such Common Units or voting interests, such Common Units or voting interests shall, without further action of the parties, be deemed Covered Units and subject to the provisions of this Agreement, and the number of Common Units held by such party set forth on Schedule A hereto will be deemed amended accordingly and such Common Units or voting interests shall automatically become subject to the terms of this Agreement.

7. Transfer Agent. Each Covered Unitholder hereby authorizes the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units); provided, however, the Partnership or its counsel will further notify the Partnership’s transfer agent to lift and vacate the stop transfer order with respect to the Covered Units on the Termination Date.

8. Unitholder Capacity. This Agreement is being entered into by each Covered Unitholder solely in its capacity as a Holder of Common Units, and nothing in this Agreement shall restrict or limit the ability of such Covered Unitholder, or any of its respective Affiliates or any employee thereof who is a director or officer of the Partnership to take any action in his or her capacity as a director or officer of the Partnership to the extent specifically permitted by the Merger Agreement.

9. Disclosure. Each Covered Unitholder hereby authorizes the Partnership to publish and disclose in any announcement or disclosure required by the SEC and in the Partnership Proxy Statement such party’s identity and ownership of the Covered Units and the nature of such party’s obligations under this Agreement.

10. Non-Survival of Representations and Warranties. The representations and warranties of each Covered Unitholder contained herein shall not survive the Termination Date or the closing of the transactions contemplated hereby and by the Merger Agreement.

11. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto and otherwise as expressly set forth herein.

12. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)                                   If to TLP Holdings or Equity Holdings (or any other Covered Unitholder):

c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02116
Attention: Ted Burke
Fax: (617) 867-4698
Email:  tburke@arclightcapital.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street, 47th Floor
Houston, Texas 77002

Attention: Douglas Bacon
E-mail: douglas.bacon@kirkland.com
Attention: Kim Hicks
E-mail: kim.hicks@kirkland.com

(ii)                                If to the Partnership:

TransMontaigne Partners L.P.

1670 Broadway

Suite 3100

Denver, Colorado 80202

Attn: Mark Huff, President

Attn: Michael A. Hammell, Executive Vice President, General Counsel and Secretary

Facsimile No.: (303) 626-8238

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attn: Ryan J. Maierson
E-mail: ryan.maierson@lw.com

14. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

15. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, with the exception of those rights conferred to the GP Conflicts Committee in this Agreement.

16. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the Law that might otherwise govern under applicable principles of conflicts of Law thereof. Each of the parties hereto irrevocably agrees that any legal action or Proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Delaware Courts”). Each of the parties hereto consents to service of process being made upon it through the notice procedures set forth in Section 13, irrevocably submits with regard to any such action or Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 16, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or Proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Law of the State of Delaware and of the United States of America; provided, however, that each such party’s consent to jurisdiction and service contained in this Section 16 is solely for the purposes referred to in this Section 16 and shall not be deemed to be a general submission to such courts or in the State of Delaware other than for such purpose.

17. Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of all other parties, and any such assignment without such prior written consent shall be null and void; provided, however, the Partnership may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of the Partnership, and each of TLP Holdings and Equity Holdings may Transfer any or all of the Covered Units in accordance with Section 6(a); provided further that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

19. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. To the fullest extent permitted by Law, each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

20. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

21. Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

22. Conflicts Committee. In addition to any other approvals required by the parties under this Agreement, any waiver, amendment, termination or assignment of rights permitted by this Agreement must be approved, in the case of the Partnership, by the GP Conflicts Committee.

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IN WITNESS WHEREOF, the Partnership, TLP Holdings and Equity Holdings have caused to be executed or executed this Agreement as of the date first written above.

TLP HOLDINGS

TLP ACQUISITION HOLDINGS, LLC

By:	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	President

EQUITY HOLDINGS

TLP EQUITY HOLDINGS, LLC

By:	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	President

SIGNATURE PAGE TO SUPPORT AGREEMENT

PARTNERSHIP

TRANSMONTAIGNE PARTNERS L.P.

By:	TransMontaigne GP L.L.C., its general partner

By:	/s/ Frederick W. Boutin
Name:	Frederick W. Boutin
Title:	Chief Executive Officer

SIGNATURE PAGE TO SUPPORT AGREEMENT

SCHEDULE A

Unitholder	Existing Units

TLP Holdings	800,000

Equity Holdings	2,366,704

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